EXHIBIT 10.3

AMC ENTERTAINMENT HOLDINGS, INC.

2013 EQUITY INCENTIVE PLAN

Director Stock Award Notice

1.   Participant:                    [*]

2.   Type of Award:             Stock Award

3.   Number of Shares:        [*]

4.   Date of Grant:               [*]

5.   Vesting:                          The Stock Award is fully vested as of the Date of Grant.

6.   Transfer Restriction:    The shares of Common Stock received as part of the Stock Award may not be transferred until the earlier to occur of: (i) the third anniversary of the Date of Grant or (ii) the date on which the Participant’s service on the Company’s Board of Directors ends.

7.   Withholding:      No tax withholding was made in connection with the grant of this Stock Award.

By executing this Stock Award Notice, the Participant agrees and acknowledges that the Stock Award described herein is granted under and governed by the terms and conditions of the Stock Award Agreement attached hereto and the AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan, both of which are hereby incorporated by reference and together with this Stock Award Notice constitute one document.  This Stock Award Notice may be signed in counterparts, each of which shall be an original with the same effect as if signatures thereto and hereto were upon the same instrument.

PARTICIPANT		AMC ENTERTAINMENT HOLDINGS, INC.

By:		By:
Name:	[*]	Name:	[*]
		Title:	[*]

AMC ENTERTAINMENT HOLDINGS, INC.

2013 EQUITY INCENTIVE PLAN

Director Stock Award Agreement

SECTION 1.   GRANT OF STOCK Award.

(a) Stock Award.  AMC Entertainment Holdings, Inc. (the “Company”) hereby grants to the Participant whose name is set forth on the preceding Stock Award Notice (the “Notice”) on the date set forth on the Notice (such date, the “Date of Grant”), the number of shares of Common Stock set forth in the Notice, pursuant to the terms and conditions set forth in the Notice, this agreement (the “Agreement”) and the AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan (the “Plan”).

(b) No Purchase Price. In lieu of a purchase price, this Stock Award is made in consideration of Service previously rendered, and to be rendered, by the Participant to the Company.

(c) Transfer Restriction.  The Participant shall not be permitted to transfer the shares of Common Stock received hereunder until the earlier to occur of (i) the third anniversary of the Date of Grant or (ii) the date on which the Participant’s service on the Company’s Board of Directors ends.  Transfers under which the Participant remains the beneficial owner of the shares of Common Stock shall not be prohibited hereby.

(d) Equity Incentive Plan and Defined Terms. Capitalized terms not defined herein shall have the same meaning as in the Plan.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

SECTION 2.   ISSUANCE OF SHARES OF COMMON STOCK.

(e) Stock Certificates.  The shares of Common Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate or book entry credit issued or entered in respect of the shares of Common Stock shall be registered in the name of the Participant.

(f) Shareholder Rights. The Participant shall have all rights of a stockholder with respect to the Stock, including voting rights and the right to receive ordinary dividends or distributions.

SECTION 3.   MISCELLANEOUS PROVISIONS.

(g) Securities Laws. No shares of Common Stock will be issued or transferred pursuant to this Agreement unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met.  As a condition precedent to the issuance of shares of Common Stock pursuant to this Agreement, the Company may require the Participant to take any reasonable action to meet such requirements.  The Committee may impose such conditions on any shares of Common Stock issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.  The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

(h) Participant Undertaking.  The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect the obligations or restrictions imposed on either the Participant or upon the shares of Common Stock issued pursuant to this Agreement.

(i) No Right to Continued Service.  Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

(j) Notification.  Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

(k) Entire Agreement.  This Agreement, the Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(l) Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(m) Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and bound by the terms hereof.

(n) Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(o) Amendment. This Agreement shall not be amended unless such amendment is agreed to in writing by both the Participant and the Company.

(p) Governing Law.  The Agreement and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

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